UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: August 8, 2007

PROVIDENCE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification Number)

Gilbert Burciaga, Chief Executive Officer
5300 Bee Caves Rd. Bldg 1 Suite 240 Austin, Texas 78746
(Address of principal executive offices)

(512) 970-2888
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On August 8, 2007 Providence Resources, Inc. (“Company”) issued four secured convertible promissory notes to four non-US entities in exchange for an aggregate amount of $2,500,000 in reliance upon an exemption from registration provided by Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”). Each note bears 10% interest, is convertible at the holder’s option into the Company’s common stock at $0.08 a share on or before the maturity date of August 8, 2010 and is secured by all seismic data obtained in connection with the Carson/Cole Ranch leases in Val Verde County, Texas on a pro rata basis with like holders of the security. No commissions were paid in connection with this offering.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year.

The Company complied with the requirements of Regulation S by having directed no offering efforts in the United States, by offering the secured convertible promissory notes only to offerees who were outside the United States at the time of the offering, and ensuring that the entities to whom the secured convertible promissory notes were issued and authorized were non-U.S. persons with addresses in foreign countries as follows:

HOLDER	AMOUNT	CONVERSION	DUE DATE	EXEMPTION
Global Convertible Megatrend, Ltd.	$1,400,000	$0.08	August 8, 2010	Regulation S
Golden Beach Company Ltd.	$100,000	$0.08	August 8, 2010	Regulation S
CR Innovations AG	$600,000	$0.08	August 8, 2010	Regulation S
Global Project Finance AG	$400,000	$0.08	August 8, 2010	Regulation S

On August 15, 2007 the Company issued two secured convertible promissory notes to two non-US entities in exchange for an aggregate amount of $500,000 in reliance upon an exemption from registration provided by Regulation S promulgated by the Securities and Exchange Commission under the Securities Act. Each note bears 10% interest, is convertible at the holder’s option into the Company’s common stock at $0.08 a share on or before the maturity date of August 15, 2010 and is secured by all seismic data obtained in connection with the Carson/Cole Ranch leases in Val Verde County, Texas on a pro rata basis with like holders of the security. No commissions were paid in connection with this offering.

The Company complied with the requirements of Regulation S by having directed no offering efforts in the United States, by offering the secured convertible promissory notes only to offerees who were outside the United States at the time of the offering, and ensuring that the entities to whom the secured convertible promissory notes were issued and authorized were non-U.S. persons with addresses in foreign countries as follows:

2

HOLDER	AMOUNT	CONVERSION	DUE DATE	EXEMPTION
Global Undervalued Investment, Ltd.	$250,000	$0.08	August 15, 2010	Regulation S
FE Global Leveraged Investment, Ltd.	$250,000	$0.08	August 15, 2010	Regulation S

On August 27, 2007 the Company issued a secured promissory note to BlueMont Investment Ltd. in exchange for $200,000 in reliance upon an exemption from registration provided by Regulation S promulgated by the Securities and Exchange Commission under the Securities Act. The note bears 10% interest, has a maturity date of August 27, 2010 and is secured by all seismic data obtained in connection with the Carson/Cole Ranch leases in Val Verde County, Texas on a pro rata basis with like holders of the security. No commissions were paid in connection with this offering.

The Company complied with the requirements of Regulation S by having directed no offering efforts in the United States, by offering the secured promissory note only to an offeree who was outside the United States at the time of the offering, and ensuring that the entity to whom the secured promissory note was issued and authorized was a non-U.S. person with an address in a foreign country.

SIGNATURES

_____________________________________________________________________________________

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROVIDENCE RESOURCES, INC.	DATE

By: /s/ Gilbert Burciaga	September 5, 2007

Name: Gilbert Burciaga

Title:	Chief Executive Officer

3